Exhibit 32.2

Vital Images, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with this Quarterly Report on Form 10-Q of Vital Images, Inc. (the “Company”) for the period ended September 30, 2006 (the “Quarterly Report”), I, Michael H. Carrel, Chief Operating Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.               The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.               The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 2, 2006	/s/ Michael H. Carrel
Michael H. Carrel
Chief Operating Officer and Chief Financial Officer Vital Images, Inc.